Exhibit 99.1

For more information contact
Brendan Burke
Vice President and Treasurer
(817) 224-7742
Brendan.Burke@dyn-intl.com

DYNCORP INTERNATIONAL INC.'S PARENT REPORTS RESULTS FOR SECOND QUARTER 2019

•	Revenue of $487.8 million

•	Net income attributable to Delta Tucker Holdings, Inc. of $5.2 million

•	Adjusted EBITDA of $38.1 million

•	Total backlog of $3.6 billion

•	DSO of 44 days

MCLEAN, Va. - (August 14, 2019) - Delta Tucker Holdings, Inc. (“Holdings”), the parent of DynCorp International Inc. (“DI,” and together with Holdings, the “Company”), a leading global services provider, today reported second quarter 2019 financial results.

Second quarter 2019 revenue was $487.8 million, down 11.4% compared to $550.4 million recorded in the second quarter of 2018. The decrease was primarily due to the completion of the Bureau for International Narcotics and Law Enforcement Affairs, Office of Aviation ("INL Air Wing") extension and the wind down of the T-6 Contractor Operated and Maintained Base Supply ("T-6 COMBS") Bridge contract, partially offset by increased scope on the Air Force Contractor Augmentation Program ("AFCAP") and the Contractor Logistics Support: C-12, C-26, UC-35 and T-6 Transport ("CLS Transport") contract. Net income attributable to Holdings for the second quarter of 2019 was $5.2 million compared to $24.8 million in the second quarter of 2018. The Company reported Adjusted EBITDA of $38.1 million for the second quarter of 2019 compared to $48.9 million for the same period in 2018.

“We are pleased with second quarter results especially the large new business wins,” said George Krivo, Chief Executive Officer.

Second Quarter Highlights and Other Recent Developments

•
In April 2019, DynAviation announced the award of the Aviation Field Maintenance and Sustainment Level Maintenance contract for the AFM Directorate in the West Region ("AFM West") to perform management, aircraft and ground support equipment maintenance, as well as aircraft modifications, and other logistical support to aviation customers worldwide. The contract has a one-year base period and seven one-year option periods and a total potential contract value of $1.1 billion. The contract award is under protest.

•
In April 2019, DynLogistics announced the award of a contract for Operations and Maintenance support services at the Office of the Program Manager - Saudi Arabian National Guard ("SANG") locations within the Kingdom of Saudi Arabia. The contact has a one-year base period and four one-year option periods and a total potential contract value of $21.3 million.

•
In May 2019, DynAviation announced the award of our first task order under the Contracted Maintenance, Modification, Aircrew, and Related Services ("CMMARS") contract to provide Contractor Logistics Support for UC-35C and UC35D Cessna Citation Model aircraft. The task order has a one-year base period and four one-year option periods and a total potential task order value of $118.7 million.

•	In May 2019, DynAviation announced the award of the Aviation Field Maintenance and Sustainment Level Maintenance contract for the AFM Directorate in the East Region ("AFM East") to perform management, aircraft and ground support equipment maintenance, as well as aircraft modifications, and other logistical support to aviation customers worldwide. The contract has a one-year base period and seven one-year option periods and a total potential contract value of $2.4 billion. The contract award is under protest.

•
In May 2019, DynAviation announced the award of the U.S. Customs and Border Protection ("CBP") contract to provide aircraft maintenance and logistics support services for the CBP's fleet of fixed-wing and rotary-wing aircraft. The contract has a one-year base period, nine one-year option periods and one six-month option period and a total potential contract value of $1.4 billion. The contract award is in the protest adjudication process.

•
In June 2019, DynLogistics was named one of the multiple awardees on the Diplomatic Platform Support Services ("DiPSS") multiple award IDIQ contract from the DoS to provide a full range of services for Life Support Services, Logistics Services and O&M services to the DoS and other U.S. government agencies across the globe. The suite of multiple-award IDIQ contracts has a one-year base period and four one-year option periods and a total potential contract value of $6 billion.

•
In June 2019, DynAviation announced the award of the Kuwait Air Force Metrology and Calibration ("METCAL") Precision Measurement Equipment Laboratory ("PMEL") II contract. The contract has a one-year base period and four one-year option periods and a total potential contract value of $29.7 million.

•
In June 2019, DynAviation announced a contract extension on the Theater Aviation Sustainment Manager - OCONUS ("TASM-O") contract through December 31, 2019. The six month extension has a total potential value of $91.2 million.

•	On June 17, 2019, we made a voluntary principal prepayment of $30.0 million on the term loan under our existing senior secured credit facility (the "2016 Senior Credit Facility").

Reportable Segment Results
DynAviation
Revenue in the second quarter of 2019 was $234.3 million, down 21.2% compared with $297.5 million recorded in the same period in 2018. The decrease was primarily due to the completion of the INL Air Wing extension, the wind down of the T-6 COMBS Bridge contract and the completion of the MD530 subcontract. The decrease in revenue was partially offset by increased scope on the CLS Transport contract.

Adjusted EBITDA was $14.0 million, compared to $25.0 million for the second quarter of 2018. The decrease was primarily due to the completion of the INL Air Wing extension and the MD530 subcontract, and the performance of the Contractor Logistics Support: T-34, T-44, T-6 ("CLS T34/44/6") contract and the Progressive Structural Inspection and Depot Level Maintenance contract ("U.S. Coast Guard C-130") for C-130 aircraft. These decreases were partially offset by the performance of the CLS Transport contract.

DynLogistics
Revenue in the second quarter of 2019 was $253.6 million, up 0.9% compared with $251.2 million recorded in the same period in 2018. The increase was primarily due to increased scope on the AFCAP and Afghanistan Life Support Services ("ALiSS") contracts, partially offset by the completion of certain contracts.

Adjusted EBITDA was $26.7 million, compared to $29.2 million for the second quarter of 2018. The decrease was primarily due to scope reductions on certain contracts and the completion of certain contracts, partially offset by productivity and margin expansion across the segment.

Liquidity
Cash provided by operating activities at the end of the second quarter of 2019 was $60.7 million compared to cash provided by operating activities of $105.8 million for the same period in 2018.

The unrestricted cash balance at quarter-end was $195.6 million with no borrowings outstanding under the Company’s revolving credit facility.

DSO was 44 and 49 days as of the end of the second quarter of 2019 and December 31, 2018, respectively, as the Company continued to focus on managing its customer payment cycles and due to the impact of an advanced payment from a customer during the second quarter of 2019.

Bill Kansky, Chief Financial Officer, added, “The Company is performing well and our free cash flow generation through the second quarter of 2019 of $59.3 million, which is ahead of plan, allowed the Company to make a voluntary $30.0 million prepayment on its term loan in the quarter.”

Conference Call
The Company will host a conference call at 10:00 a.m. Eastern Time on August 14, 2019, to discuss results for the second quarter 2019. The call may be accessed by webcast or through a dial-in conference line.

To access the webcast and view the accompanying presentation, please go to http://www.dyn-intl.com, click on “Investor Relations” and “Events & Presentations.” Please go to the site approximately fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

To participate by phone, dial (866) 871-0758 and enter the conference ID number: 4749145. International callers should dial (706) 634-5249 and enter the same conference ID number above. A telephonic replay will be available from 1:00 p.m. Eastern Time on August 14, 2019, through 11:59 p.m. Eastern Time on September 14, 2019. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter the conference ID number.

About DynCorp International
DynCorp International, a wholly owned subsidiary of Delta Tucker Holdings, Inc., is a leading global services provider offering unique, tailored solutions for an ever-changing world. Built on approximately seven decades of experience as a trusted partner to commercial, government and military customers, DI provides sophisticated aviation, logistics, training, intelligence and operational solutions wherever we are needed. DynCorp International is headquartered in McLean, Va. For more information, visit www.dyn-intl.com.

Reconciliation to GAAP
In addition to the Company's financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP, including EBITDA and Adjusted EBITDA. We define EBITDA as GAAP net income attributable to the Company adjusted for interest, taxes, depreciation and amortization. Adjusted EBITDA is calculated by adjusting EBITDA for certain items from operations and certain other items as defined in our indenture governing the Second Lien Notes (the "Indenture") and the 2016 Senior Credit Facility. Management believes these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. We believe that Adjusted EBITDA is useful in assessing our ability to generate cash to cover our debt obligations including interest and principal payments. Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

For a reconciliation of non-GAAP financial measures to the comparable GAAP financial measures please see the financial schedules accompanying this release.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Operating Income, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include other income and certain income/expense or gain/loss adjustments under the Company’s debt agreements that are difficult to predict in advance in order to include in a GAAP estimate.

Forward-looking Statements
This announcement may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995 under the Securities Act of 1933 and the Securities Exchange Act of 1934. Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Statements regarding the amount of our backlog, estimated total contract values, and 2019 outlook are other examples of forward-looking statements. We caution that these statements are further qualified by important economic, competitive, governmental, international and technological factors that could cause our business, strategy, projections or actual results or events to differ materially, or otherwise, from those in the forward-looking statements. These factors, risks and uncertainties include, among others, the following: our current or future levels of indebtedness, our ability to refinance or amend the terms of that indebtedness, and changes in availability of capital and cost of capital; the ability to refinance, amend or generate sufficient cash to repay the Second Lien Notes and our term loan under the 2016 Senior Credit Facility maturing on July 7, 2020 or to refinance, amend or repay our other indebtedness, including any future indebtedness, which may force us to take other actions to satisfy our obligations under our indebtedness, which may not be successful; the future impact of mergers, acquisitions, divestitures, joint ventures or teaming agreements; the outcome of any material litigation, government investigation, audit or other regulatory matters; restatement of our financial statements causing credit ratings to be downgraded or covenant violations under our debt agreements; policy and/or spending changes implemented by the Trump Administration, any subsequent administration or Congress, including any further changes to the sequestration that the United States ("U.S.") Department of Defense ("DoD") is currently operating under; termination or modification of key U.S. government or commercial contracts, including subcontracts; changes in the demand for services that we provide or work awarded under our contracts, including without limitation, the Logistics Civil Augmentation Program IV ("LOGCAP IV") contract and any impact from the result of the LOGCAP IV re-compete ("LOGCAP V"); activities of competitors and the outcome of bid protests and related legal actions, including, without limitation, the legal challenge to awards for LOGCAP V filed by the Company; the outcome of future extensions on awarded contracts and the outcomes of re-competes on existing programs; changes in the demand for services provided by our joint venture partners; changes due to pursuit of new commercial business in the U.S. and abroad; changes in significant operating expenses; impact of lower than expected win rates for new business; general political, economic, regulatory and business conditions in the U.S. or in other countries in which we operate; acts of war or terrorist activities, including cyber security threats; variations in performance of financial markets; the inherent difficulties of estimating future contract revenue and changes in anticipated revenue from indefinite delivery, indefinite quantity ("IDIQ") contracts and indefinite quantity contracts ("IQC"); the timing or magnitude of any award, performance or incentive fee or any penalty, liquidated damages or disincentive under our government contracts; changes in expected percentages of future revenue represented by fixed-price and time-and-materials contracts, including increased competition with respect to task orders subject to such contracts; decline in the estimated fair value of a reporting unit resulting in a goodwill impairment and a related non-cash impairment charged against earnings; changes in underlying assumptions, circumstances or estimates that may have a material adverse effect upon the profitability of one or more contracts and our performance; impact of the tax reform legislation known colloquially as the Tax Cuts and Jobs Act (the "Tax Act") or other tax reform implemented by the Trump Administration, and any subsequent administration or Congress; changes in our tax provisions or exposure to additional income tax liabilities that could affect our profitability and cash flows; uncertainty created by changes in management or other restructuring activities; termination or modification of key subcontractor performance or delivery; the ability to receive timely payments from prime contractors where we act as a subcontractor; and statements covering our business strategy, those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (“SEC”) on March 19, 2019, and other risks detailed from time to time in our reports filed with the SEC and other risks detailed from time to time in our reports posted to our website or made available publicly through other means. Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and therefore, there can be no assurance that any forward-looking statements contained herein will prove to be accurate. We assume no obligation to update the forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements.

###
(Financial tables follow)

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenue	$487,823	$550,361	$968,608	$1,084,654
Cost of services	(428,927)	(476,598)	(848,394)	(942,021)
Selling, general and administrative expenses	(25,952)	(24,670)	(51,674)	(50,029)
Depreciation and amortization expense	(5,879)	(5,974)	(11,733)	(12,031)
Earnings from equity method investees	662	222	662	269
Operating income	27,727	43,341	57,469	80,842
Interest expense	(14,332)	(16,083)	(29,016)	(33,071)
Loss on early extinguishment of debt	(852)	—	(1,475)	(239)
Interest income	1,119	408	2,154	933
Other income, net	773	492	1,397	1,141
Income before income taxes	14,435	28,158	30,529	49,606
Provision for income taxes	(9,131)	(3,140)	(13,372)	(7,884)
Net income	5,304	25,018	17,157	41,722
Noncontrolling interests	(151)	(209)	(395)	(505)
Net income attributable to Delta Tucker Holdings, Inc.	$5,153	$24,809	$16,762	$41,217

Provision for income taxes	9,131	3,140	13,372	7,884
Interest expense, net of interest income	13,213	15,675	26,862	32,138
Depreciation and amortization (1)	6,796	6,901	13,582	13,721
EBITDA (2)	$34,293	$50,525	$70,578	$94,960

Certain income/expense or gain/loss adjustments per our credit agreements (3)	3,401	(270)	5,897	2,710
Employee share based compensation, severance, relocation and retention expense (4)	47	(725)	130	(352)
Cerberus fees (5)	67	55	87	86
Other (6)	298	(708)	706	(1,342)
Adjusted EBITDA	$38,106	$48,877	$77,398	$96,062

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, the non-cash portion of straight-line rent expense, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY19 QTD Q2
	DynAviation	DynLogistics	Headquarters/ Others	Consolidated
Operating income (loss)	$13,440	$23,551	$(9,264)	$27,727
Depreciation and amortization expense (1)	283	677	5,836	6,796
Loss on early extinguishment of debt	—	—	(852)	(852)
Noncontrolling interests	—	—	(151)	(151)
Other income, net	618	4	151	773
EBITDA(2)	$14,341	$24,232	$(4,280)	$34,293

Certain income/expense or gain/loss adjustments per our credit agreements (3)	(400)	2,399	1,402	3,401
Employee share based compensation, severance, relocation and retention expense (4)	12	34	1	47
Cerberus fees (5)	22	23	22	67
Other (6)	—	(2)	300	298
Adjusted EBITDA	$13,975	$26,686	$(2,555)	$38,106

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, the non-cash portion of straight-line rent expense, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY18 QTD Q2
	DynAviation	DynLogistics	Headquarters/ Others	Consolidated
Operating income (loss)	$25,282	$28,896	$(10,837)	$43,341
Depreciation and amortization expense (1)	287	652	5,962	6,901
Noncontrolling interests	—	—	(209)	(209)
Other income, net	105	(48)	435	492
EBITDA(2)	$25,674	$29,500	$(4,649)	$50,525

Certain income/expense or gain/loss adjustments per our credit agreements (3)	34	(437)	133	(270)
Employee share based compensation, severance, relocation and retention expense (4)	(772)	42	5	(725)
Cerberus fees (5)	22	17	16	55
Other (6)	2	52	(762)	(708)
Adjusted EBITDA	$24,960	$29,174	$(5,257)	$48,877

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, the non-cash portion of straight-line rent expense, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY19 YTD Q2
	DynAviation	DynLogistics	Headquarters/ Others	Consolidated
Operating income (loss)	$23,248	$50,650	$(16,429)	$57,469
Depreciation and amortization expense (1)	584	1,351	11,647	13,582
Loss on early extinguishment of debt	—	—	(1,475)	(1,475)
Noncontrolling interests	—	—	(395)	(395)
Other income, net	1,126	4	267	1,397
EBITDA(2)	$24,958	$52,005	$(6,385)	$70,578

Certain income/expense or gain/loss adjustments per our credit agreements (3)	(376)	3,892	2,381	5,897
Employee share based compensation, severance, relocation and retention expense (4)	10	75	45	130
Cerberus fees (5)	31	33	23	87
Other (6)	—	(2)	708	706
Adjusted EBITDA	$24,623	$56,003	$(3,228)	$77,398

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, the non-cash portion of straight-line rent expense, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY18 YTD Q2
	DynAviation	DynLogistics	Headquarters/ Others	Consolidated
Operating (loss) income	$51,216	$48,202	$(18,576)	$80,842
Depreciation and amortization expense (1)	785	1,068	11,868	13,721
Loss on early extinguishment of debt	—	—	(239)	(239)
Noncontrolling interests	—	—	(505)	(505)
Other income, net	304	33	804	1,141
EBITDA(2)	$52,305	$49,303	$(6,648)	$94,960

Certain income/expense or gain/loss adjustments per our credit agreements (3)	113	2,199	398	2,710
Employee share based compensation, severance, relocation and retention expense (4)	(527)	165	10	(352)
Cerberus fees (5)	36	26	24	86
Other (6)	2	(4)	(1,340)	(1,342)
Adjusted EBITDA	$51,929	$51,689	$(7,556)	$96,062

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, the non-cash portion of straight-line rent expense, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of
	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$195,643	$203,797
Restricted cash	20,294	—
Accounts receivable, net of allowances of $3,335 and $2,784, respectively	106,521	163,901
Contract assets	186,564	172,137
Other current assets	63,823	44,013
Total current assets	572,845	583,848
Non-current assets	145,746	134,451
Total assets	$718,591	$718,299

LIABILITIES AND DEFICIT
Current portion of long-term debt, net	$—	$17,073
Other current liabilities	326,274	322,313
Total current liabilities	326,274	339,386
Long-term debt, net	450,662	474,660
Other long-term liabilities	31,159	10,553
Total deficit attributable to Delta Tucker Holdings, Inc.	(94,841)	(111,799)
Noncontrolling interests	5,337	5,499
Total deficit	(89,504)	(106,300)
Total liabilities and deficit	$718,591	$718,299

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED OTHER CONTRACT DATA
(Amounts in millions)

	As of
	June 30, 2019	December 31, 2018
Backlog(1):
Funded backlog	$698	$905
Unfunded backlog	2,937	3,147
Total Backlog	$3,635	$4,052

(1)
Backlog consists of funded and unfunded amounts under contracts. Funded backlog is equal to the amounts appropriated by a customer for payment of goods and services less actual revenue recognized as of the measurement date under that appropriation. Unfunded backlog is the dollar value of unexercised, priced contract options, and the unfunded portion of exercised contract options. Most of our U.S. government contracts allow the customer the option to extend the period of performance of a contract for a period of one or more years.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the six months ended
	June 30, 2019	June 30, 2018
Cash Flow Information:
Net cash provided by operating activities	$60,650	$105,762
Net cash (used in) provided by investing activities	(542)	207
Net cash used in financing activities	(47,968)	(55,366)

Net cash provided by operating activities	60,650	105,762
Less: Purchase of property and equipment	(1,586)	(6,160)
Proceeds from sale of property and equipment	402	13
Less: Purchase of software	(153)	(41)
Free cash flow	$59,313	$99,574